Exhibit 99.1

ALLERGAN
2525 Dupont Drive, P.O. Box 19534, Irvine, California, USA 92623-9534 Telephone: (714) 246-4500 Website: www.allergan.corn

May 19, 2014

William A. Ackman

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, NY 10019

Dear Mr. Ackman:

We confirm receipt of your letter which has been distributed to the entire Allergan, Inc. Board of Directors (the “Board of Directors”). The Board of Directors is well aware of its fiduciary duties to all stockholders and is being well-advised by its independent advisors. That being said, we strongly disagree with your statements and tactics including your blatant attempt to isolate David Pyott, who has created enormous value for the Allergan stockholders and who is keenly focused on the best interests of all stockholders. The entire Board of Directors, including David Pyott, is open to all options that will significantly enhance the long-term value of Allergan for all stockholders.

On behalf of the Board of Directors,

/s/ Michael Gallagher
Michael Gallagher Lead Director